Exhibit (i)(2)
                               SEWARD & KISSEL LLP
                             ONE BATTERY PARK PLAZA
                             NEW YORK, NEW YORK 10004

WRITER'S DIRECT DIAL     TELEPHONE: (212) 574-1200         1200 G STREET N.W.
                         FACSIMILE: (212) 480-8421       WASHINGTON, D.C. 20005
                              WWW.SEWKIS.COM           TELEPHONE: (202) 737-8833
                                                       FACSIMILE: (202) 737-5184





                                                              June 14, 2000

Forum Funds
Two Portland Square
Portland, Maine 04101


Ladies and Gentlemen:

         We consent to the continued inclusion as an exhibit to the Registration Statement of Forum Funds of our opinion dated January 5, 1996 as to the legality of the securities registered by Forum Funds as of that date.




                                                  Very truly yours,


                                                  /s/Seward & Kissel LLP